UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

KANDI TECHNOLOGIES, CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices) (Zip Code)

(86-0579) 82239851
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

Two proposals were submitted to a vote of, and were approved by, the stockholders of Kandi Technologies, Corp. (the “Company”) at the 2010 annual meeting of stockholders, which was held on December 17, 2010.  The first proposal was for the election of seven nominees to serve as directors of the Company until the end of their respective terms.  The second proposal was to ratify the appointment of Albert Wong & Co. as the Company’s independent registered public accountants for the fiscal year 2010.  Additional information about the proposals can be found in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on November 15, 2010.

Of the 24,061,221 shares of stock issued and outstanding and entitled to vote at the annual meeting, 19,281,865 shares were represented in person or by proxy, which constituted approximately 80.13% of the total votes entitled to be cast at the meeting.  Each share of common stock outstanding is entitled to one vote.

Proposal 1 – Election of Directors

The voting results for the election of Directors were as follows:

	Number of	Number of
	Shares Voted for	Shares Withheld

Hu Xiaoming	13,801,004	61,971
Zhu Xiaoying	13,847,004	15,971
Zheng Mingyang	13,847,834	15,141
Yao Zhengming	13,846,304	16,671
Ni Guangzheng	13,847,834	15,141
Jerry Lewin	13,847,834	15,141
Hu Wangyuan	13,797,134	65,841

There were no votes against any nominee.  There were 5,418,890 broker non-votes for this proposal.

Proposal 2 – Ratification of the Appointment of Albert Wong & Co. to serve as the Company’s independent registered public accountants for the fiscal year 2010

The voting results for the ratification of the appointment of Albert Wong & Co. to serve as the Company’s independent registered public accountants for the fiscal year 2010 were as follows:

For: 19,021,253	Against: 229,302	Abstain: 31,310

There were no broker non-votes for this proposal.

Item 8.01 Other Events.

On December 17, 2010, the Company held its annual meeting of stockholders.  Hu Xiaoming, the Chairman of the Board of Directors and Chief Executive Officer of the Company, made remarks at the annual meeting.  A copy of his remarks are attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Exhibit Title or Description
99.1	Remarks of the Chairman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 17, 2010

KANDI TECHNOLOGIES, CORP.

By:	/s/ Hu Xiaoming
Name: Hu Xiaoming
Title: Chief Executive Officer